UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2009

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California		91302
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On June 19, 2009, The Ryland Group, Inc. notified JP Morgan Chase Bank, N.A. as agent for the lenders participating in the revolving Credit Agreement dated as of January 12, 2006, as amended (the “Credit Agreement”) that, effective June 26, 2009, the Aggregate Credit Exposure (as such term and other capitalized terms are defined in the Credit Agreement) and the Aggregate Commitment are reduced to zero.  As a result, the revolving credit facility of Ryland is terminated.  There are no penalties or costs associated with the termination of the revolving credit facility.  On or prior to the effective date of termination of the Credit Agreement, the Company will pay all accrued Commitment Fees, Line of Credit Fees and other obligations in accordance with the requirements of the Credit Agreement.  Prior to the date of notice of termination, the Company was in compliance with all of the covenants, limitations and restrictions of the Credit Agreement.

Effective with the Fourth Amendment to the Credit Agreement, the Company had borrowing availability of $200 million, including availability for letters of credit.  There are no borrowings outstanding under the Credit Agreement.  The Company had letters of credit outstanding under the Credit Agreement that totaled $75.1 million prior to termination of the Credit Agreement.  To effectuate the termination of the Credit Agreement, the Company agreed, and each issuer of the outstanding letters of credit under the Credit Agreement agreed, to cause the letters of credit that were outstanding under the Credit Agreement to remain outstanding after the effective date of termination as secured letter of credit arrangements between the Company and each issuer of the outstanding letters of credit.  As a result, the letters of credit will cease to be outstanding under the Credit Agreement.  For this reason, the Company has entered into secured letter of credit arrangements with the three banks that have issued outstanding letters of credit under the Credit Agreement.  The effect of these arrangements is to remove the outstanding letters of credit from the Credit Agreement and require the Company to deposit cash, in an amount approximating the obligations related to the letters of credit, as collateral deposits with and pledges to the issuing banks.

The Company used availability under the Credit Agreement to provide letters of credit required in the ordinary course of its business and to, when necessary in the past, finance increases in its homebuilding inventory and working capital.  Other than for letters of credit, the Company had not incurred borrowings under the Credit Agreement since November 2007.  The Company believes it does not need the Credit Agreement to meet its liquidity needs at this time and that it will be able to fund its homebuilding operations through its existing cash resources for the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: June 25, 2009	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel and Secretary